Exhibit 4.5
                                                                EXECUTION COPY

             Amendment No. 1 to Registration Rights Agreement


               Amendment No. 1 dated as of April 20, 1998 between CVS Corporation (the "Company") and Eugene Applebaum.

               WHEREAS, pursuant to Section 2.01 of the Registration Rights Agreement (the "Registration Rights Agreement") dated as of March 31, 1998, among the Company and each of the Investors (as defined therein), one or more Holders (as defined therein) have the right to demand the registration by the Company under the Securities Act of 1933, as amended, of any or all of the Registrable Securities (as defined therein) held by such requesting Holder;

               WHEREAS, on March 31, 1998, Eugene Applebaum delivered a demand for registration (the "March 1998 Demand") pursuant to Section 2.01 of the Registration Rights Agreement;

               WHEREAS, pursuant to Section 2.01, the Company is required to prepare and file with the Securities and Exchange Commission a registration statement covering the Registrable Securities specified in such demand (the "First Registration Statement") by April 20, 1998;

               WHEREAS, the parties desire to waive the Issuer's obligation to file by April 20, 1998 the First Registration Statement;

               NOW, THEREFORE, the Company and the undersigned hereby agree as follows:

               1. The Issuer's obligation to prepare and file the First Registration Statement on or before April 20, 1998 is waived;

               2. The Company acknowledges that the March 1998 Request has been withdrawn by the Holders. The Company agrees that the withdrawn March 1998 Request will not be treated as a Demand Request or Demand Registration for purposes of Section 2.01(a)(i) or 2.01(a)(iii) of the Registration Rights Agreement, without prejudice to the Company's right to so treat any future Demand Request.

               3. Section 2.01(a) of the Registration Rights Agreement is hereby amended by replacing the reference to "(or 20 days in the case of the first such request)" contained therein with the following:

               "(or in the case of the first such request, (x) within 3 business days, so long as (1) that request is delivered before noon E.S.T. on May 5, 1998 and (2) the Holders, their financial advisors and their respective counsel request only minor changes, if any, to the First Registration Statement from the form distributed to the Holders and their advisors and counsel on April 17, 1998 or (y) otherwise within twenty days or such shorter period as the Company is reasonably capable of achieving without undue burden)".

               4. Section 2.01(b) of the Registration Rights Agreement is hereby amended by inserting the following between "under the 1933 Act" and "or if such" on the sixth line of such subsection: "(other than as a result of the request of Holders)".

               5. The remaining terms of the Registration Rights Agreement shall remain unchanged, and the Registration Rights as amended hereby shall remain in full force and effect.

               6. This amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

               IN WITNESS WHEREOF, the undersigned has duly executed this amendment as of the day and year first above written.

                                        CVS CORPORATION


                                        By  /s/   Douglas A. Sgarro
                                           ----------------------------
                                           Name:  Douglas A. Sgarro
                                           Title: Vice President


                                        INVESTORS


                                        By  /s/ Eugene Applebaum
                                           ----------------------------
                                           Eugene Applebaum, on
                                           behalf of the Investors